Exhibit 99.6


                               AGREEMENT TO TERMS

         This AGREEMENT is made and entered into as of this ____ day of April, 2001 by and among Venturian Holdings, LLC, a Delaware limited liability company (the "COMPANY"), and the undersigned individuals, all of whom are shareholders of Venturian Corp., a Minnesota corporation ("VENTURIAN").

         WHEREAS, the undersigned shareholders (the "SHAREHOLDERS") of Venturian have entered into, or propose to enter into, Voting Agreements with JATA LLC, a New York limited liability company ("JATA"), and have agreed, or propose to agree, to vote in favor of the sale of Napco International, Inc., a subsidiary of Venturian, to JATA and in favor of the merger of Venturian with and into the Company;

         WHEREAS, pursuant to the proposed Agreement and Plan of Merger by and between the Company and Venturian (the "MERGER AGREEMENT"), the Shareholders will receive Units in the Company in exchange for their shares of Venturian common stock, par value $.01 per share, in connection with the merger of Venturian with and into the Company (the "MERGER");

         WHEREAS, the Company desires that the Shareholders vote for the Merger Agreement, and that the Shareholders execute a Limited Liability Company Agreement ("LLC AGREEMENT") prior to the effective date of the effective date of the Merger and prior to being admitted as members of the Company;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Shareholders and the Company hereby agree as follows:

         1. Each Shareholder acknowledges and agrees that under the terms of the Merger Agreement, Shareholder will receive Units in the Company in the Merger in exchange for Shareholder's Venturian common stock.

         2. Each Shareholder agrees to execute an LLC Agreement, substantially on the terms set forth in the attached Exhibit A, prior to the effective date of the Merger and as a condition to receiving Units in the Company and being admitted as a member of the Company.

         3. Each Shareholder shall comply with the terms and conditions of the Voting Agreement by and between the Shareholder and JATA.

         4. This Agreement may be executed in two or more original counterparts, each of which alone shall be deemed to be an original and all of which together shall be considered but one instrument.

         5. This Agreement shall be governed by the laws of the state of Minnesota, without regard to conflict of laws provisions.

         6. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to Terms as of the date first set forth above.


                                              VENTURIAN HOLDINGS, LLC


                                              By:
                                                   -----------------------------
                                              Its:
                                                   -----------------------------



GARY TRUST
UNDER THE WILL OF MAX E. RAPPAPORT

By:
     -----------------------------                 -----------------------------
     Gary B. Rappaport                             Gary B. Rappaport
     Its Trustee



LINDA TRUST
UNDER THE WILL OF MAX E. RAPPAPORT

By:
     -----------------------------                 -----------------------------
     Gary B. Rappaport                             Susan H. Rappaport
     Its Trustee



MARITAL TRUST
UNDER THE WILL OF MAX E. RAPPAPORT

By:
    ------------------------------                 -----------------------------
    Gary B. Rappaport                              Debra L. Rappaport
    Its Trustee


    ------------------------------                 -----------------------------
    Melissa E. Rappaport                           Linda Nathanson

    ------------------------------                ------------------------------
    Stuart Rappaport                              Richard Rappaport



QUARTERDECK EQUITY PARTNERS

By:
    ------------------------------                ------------------------------
    Jon Kutler                                    Jon Kutler


    ------------------------------                ------------------------------
    Dean Greenberg                                Henri Jacob


    ------------------------------                ------------------------------
    Michael Nathanson                             Linda Nathanson, as Custodian
                                                  for Amy Nathanson



BEATRICE R. FLIGELMAN
IRREVOCABLE TRUST #2

By:
    ------------------------------
    Linda Nathanson
    Its Trustee